Exhibit 10.18

WARRANT AGREEMENT

To subscribe for Warrant Shares in the share capital of

UNIQURE B.V.

Dated as of September 20, 2013 (the “Effective Date”)

WHEREAS, uniQure Biopharma B.V., a limited liability company organized under the laws of The Netherlands, has entered into a Loan and Security Agreement on or about 11 June 2013 (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a corporation organized under the laws of the State of Maryland, USA (the “Warrantholder”);

WHEREAS, uniQure B.V., a limited liability company organized under the laws of The Netherlands (the “Company”), is the sole shareholder of uniQure Biopharma B.V.;

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to subscribe for Warrant Shares (as defined below) pursuant to this Warrant Agreement (this “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder executing the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.                         DEFINITIONS AND INTERPRETATION

As used herein, the following terms shall have the following meanings:

“Company” means uniQure B.V., a limited liability company organized under the laws of The Netherlands, and any successor or surviving entity that assumes the obligations of the Company under this Agreement.

“Articles” means the Company’s articles of association, as may be amended and in effect from time to time.

“Ordinary Shares” means ordinary shares Class A (gewone aandelen A) in the issued share capital of the Company with a nominal value of EUR 0.01 each, or after an Initial Public Offering, such ordinary shares in the issued share capital of the Company as shall be issued in such Initial Public Offering.

“Exercise Price” shall mean US$2.69 per Warrant Share.

“Initial Public Offering” means the initial underwritten public offering of the Company’s Ordinary Shares pursuant to a registration statement under the US Securities Act of 1922 as amended, or any successor statute, or pursuant to the laws of any non-US jurisdiction, which public offering has been declared effective by the SEC or has otherwise been consummated in accordance with the laws of such non-US jurisdiction.

“Merger Event” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company into or with another entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization (or, if such Company shareholders beneficially own a majority of the outstanding voting power of the surviving or successor entity as of immediately after such merger, consolidation or reorganization, such surviving or successor entity is not the Company); or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, the envisaged conversion of the legal form of the Company in connection with the Initial Public Offering does not qualify as a Merger Event.

“Warrant Shares” shall mean the Ordinary Shares.

“Shareholders Agreements” means the Class A Shareholders Agreement relating to the Company dated 19 April 2012 between the Company and the Investors (as defined therein) and the Class B Shareholders Agreement relating to the Company dated 19 April 2012 between the Company, the Stichting Administratiekantoor uniQure B.V. and the Investors (as defined therein).

“Subscription Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of Warrant Shares subscribed for under this Agreement pursuant to such exercise.

SECTION 2.                         GRANT OF THE RIGHT TO SUBSCRIBE FOR WARRANT SHARES.

(a)                                Grant of Warrants. For value received by its subsidiary uniQure Biopharma B.V., the Company hereby issues warrants (“Warrants”) to the Warrantholder, upon the terms and subject to the conditions of this Agreement. The Warrantholder shall have the number of Warrants equal to the number of Warrant Shares the Warrantholder may subscribe to as calculated in accordance with Section 2(b) below, each Warrant comprising the right and not the obligation to subscribe in cash for one Warrant Share at a subscription price per share equal to the Exercise Price (as defined below).

(b)                                Number of Shares.  This Agreement shall be exercisable for 185,873 Warrant Shares, subject to adjustment thereafter from time to time in accordance with the provisions of this Agreement.

SECTION 3.                         TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Agreement and the right to subscribe for Warrant Shares as granted herein shall commence on the Effective Date Any and all Warrants which remain outstanding on the earlier of (i) ten (10) years from the Effective Date; or (ii) five (5) years after the Initial Public Offering, shall be immediately cancelled and the Warrantholder shall have no further rights under those Warrants as of such time.

SECTION 4.                         EXERCISE OF WARRANTS.

(a)                                Exercise.  The subscription rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 3, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed.  The Company shall procure that promptly upon receipt of the Notice of Exercise, and in no event later than five (5) business days thereafter, any Warrant Shares to be issued to the Warrantholder upon the valid exercise of any Warrants shall be issued to the Warrantholder and, if the issuance takes place prior to any Initial Public Offering, that such Warrantholder is entered in the shareholders register of the Company as the holder of those Warrant Shares. If the issuance of

Warrant Shares takes place after any Initial Public Offering, the Warrant Shares shall be delivered in book entry form to a securities account specified by the Warrantholder.

(b)                                Set-off. Parties hereto, including solely for purposes of this Section 4 (b) uniQure Biopharma B.V., hereby agree that, for as long as the Warrantholder also acts as Lender under the Loan Agreement, payment of (a portion of) the Subscription Price may be set off against any outstanding amounts payable by uniQure Biopharma B.V. under the Loan Agreement.

(c)                                 Amendment Articles. The Company agrees that, if and when — at any time- an amendment of the Company’s Articles, including, but not limited to, an increase in the authorized capital of issuable shares, is necessary in order to allow for a sufficient number of Warrant Shares to be issuable upon the exercise of Warrants, then it will procure that any and all members of its group will, vote in favor of the necessary amendment(s) of the Company’s Articles and take any such further action as may necessary or appropriate in order to allow the Company to create the relevant Warrant Shares.

(d)                                Partial exercise. Upon partial exercise of the Warrants, the Company shall promptly register in the warrant registry the remaining number of Warrant Shares issuable hereunder.

SECTION 5.                         NO RIGHTS AS SHAREHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/ of the Company prior to the exercise of this Agreement.

SECTION 6.                         WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the Warrantholder of this Agreement, the number of Warrants, which at any time are outstanding, as well as the Exercise Price and scheduled expiry of such Warrants. Warrantholder’s initial address, for purposes of such registry, is set forth in Section 11(d) below. Warrantholder may change such address by giving written notice of such changed address to the Company in accordance with the requirements of Section 11(d).

SECTION 7.                         ADJUSTMENT RIGHTS.

The Exercise Price and the number of Warrant Shares issuable hereunder are subject to adjustment, as follows, provided however that no adjustment shall be made such that, on exercise Warrant Shares would be issued at a discount to their nominal value:

(a) Merger Event.  If at any time there shall be a Merger Event as referred in Section 1 under (ii) of the definition of Merger Event, then, as a part of such Merger Event, appropriate adjustments shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares, or other securities or monetary compensation (“Reference Property”), that the Warrantholder would have received in connection with such Merger Event if Warrantholder had exercised the Warrants immediately prior to the Merger Event.  In any such case, appropriate adjustments (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and adjustments to ensure that the provisions of this Section 7 shall thereafter be applicable, as nearly as possible, to the subscription rights under this Agreement in relation to any Reference Property thereafter acquirable upon exercise of such subscription rights) shall continue to be applicable in their entirety, and to the greatest extent possible.  Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement; provided that if the Reference Property includes shares or other securities and assets of an entity other than the successor or purchasing company, as the case may be, in such Merger Event, then such other entity shall assume the obligations under this Agreement and any such assumption shall contain such additional provisions to protect the interests of the Warrantholder as reasonably necessary by reason of the foregoing (as determined in good faith by the Company’s Board of Directors).  The provisions of this Section 7(a) shall similarly apply to successive Merger Events.

(b)                                Reclassification of Shares.  Except for Merger Events subject to Section 7(a), and subject to Section 7(f), if the Company at any time shall, by combination, reclassification, exchange or subdivision of shares or otherwise, change any of the shares as to which subscription rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 7(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)                                 Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Warrant Shares, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased.

(d)                                Shares Dividends.  If the Company at any time while Warrants are outstanding and unexpired shall:

(i)                                                                                                                                                                                                             pay a dividend to the Warrant Shares in the form of Warrant Shares (including any share premium account and, for the avoidance of doubt, a dividend that permits the recipient to elect between cash and Warrant Shares), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Warrant Shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Warrant Shares outstanding immediately after such dividend or distribution; or

(ii)                                                                                                                                                                                                          make any other distribution with respect to Warrant Shares (or shares into which the Warrant Shares are convertible and including any distribution that permits the recipient to elect between cash and Warrant Shares), except any distribution specifically provided for in any other clause of this Section 7, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Warrant Shares (or other Shares for which the Warrant Shares is convertible) as of the record date fixed for the determination of Shareholders of the Company entitled to receive such distribution.

(e)                                 Antidilution Rights.  All Warrant Shares to be issued hereunder shall rank pari passu and form one class with the Warrant Shares issued and outstanding on the relevant date of exercise of such Warrants. Additional antidilution rights applicable to the Warrant Shares issuable hereunder are as set forth in the Articles and/or such other agreements entered into by shareholders of the Company and shall be applicable with respect to the Warrant Shares issuable hereunder.  The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Articles and/or the Shareholders Agreements; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Warrant Shares as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Warrant Shares in the same manner as it affects all other holders of Warrant Shares.  The Company shall provide Warrantholder with prior written notice of any issuance of shares in the share capital of the Company or other equity security to occur after the Effective Date of this Agreement, which notice shall include (a) the price at which such shares or security is to be issued, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Articles.

(f)                                  “Pay to Play” Rights.  In the event that any “pay to play” terms or conditions (i.e. terms or conditions that require a holder of the Warrant Shares to purchase securities in a future round of equity financing or else lose the benefit of anti-dilution protections applicable to Warrant Shares or have such Warrant Shares automatically convert into Ordinary Shares or another class or series of shares) in the Articles and/or the Shareholders Agreements are triggered in connection with any Equity Round (a “Trigger Event”), then, in each such event, the subscription rights under this Agreement shall automatically adjust to provide the Warrantholder, upon the later exercise hereof, with the same securities and/or rights that the Warrantholder would have received had the Warrantholder (i) exercised this Warrant prior to such Trigger Event, and (ii) participated in the applicable equity financing in an amount sufficient to be deemed to have fully participated for purposes of such “pay to play” provision.

(g)                                 Notice of Adjustments.  If: (i) the Company shall declare any dividend or distribution upon its shares, whether in shares, cash, property or other securities; (ii) the Company offer for subscription pro rata to the holders of the outstanding Warrant Shares any additional shares or other securities of any class or other rights to subscribe for or purchase same; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; (v) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (vi) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Warrant Shares shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Warrant Shares shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least ten (10) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to subscription hereunder after giving effect to such adjustment, and shall be given by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 6.

(h)                                Timely Notice.  Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.  For purposes of this subsection (h), and notwithstanding anything to the contrary in Section 11(d), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (g).

SECTION 8.                         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)                                Articles. The Company has made available to the Warrantholder true, correct and complete copies of the current Articles and the Shareholders Agreements.

(b)                                Due Authority.  The execution by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance of Warrants to Warrantholder, have been duly authorized by all necessary corporate action on the part of the Company and any member of its group.  This Agreement: (1) does not violate the Articles; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any material agreement or instrument binding upon it or a member of its groups or constitute a material default or termination event (however described) under any such agreement or instrument to which it is a party or by which it is bound at the date of this Agreement.  This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c)                                 Consents and Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any governmental authority is required with respect to the execution and performance by the Company of its obligations under this Agreement.

(d)                                Issued Securities.

(i)                                     The authorized capital of the Company consists of (A) 200,000,000 shares, of which 60,957,675 shares are issued and outstanding.

(ii)                                  The Company has reserved 8,439,126 for issuance under its Shares Option Plan(s), under which 8,428,167 options are outstanding. Other than the Shares Option Plan(s) and the Convertible Note Amendment Agreement, dated March 1, 2013, there are no other options, warrants, conversion privileges or other rights presently outstanding to subscribe for or purchase or otherwise acquire any authorized but unissued shares in the share capital of the Company or other securities of the Company. The Company has no outstanding loans to any employee, officer or director of the Company, and the Company agrees not to enter into any such loan or otherwise guarantee the payment of any loan made to an employee, officer or director by a third party.

(e)                                 Insurance.  The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(f)                                  Information Rights.  During the term of this Warrant, Warrantholder shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a

Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the uniQure Biopharma B.V. to Warrantholder has been repaid.

SECTION 9.                         REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)                                Financial Risk.  The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(b)                                The execution by the Warrantholder of this Agreement and the performance of all obligations of the Warrantholder hereunder have been duly authorized by all necessary corporate action on the part of the Warrantholder and any member of its group.  This Agreement constitutes a legal, valid and binding agreement of the Warrantholder, enforceable in accordance with its terms.

SECTION 10.                  TRANSFERS

The Warrantholder may transfer its rights or obligations under this Agreement, with the Company’s prior written consent, which shall not be unreasonably withheld, by executing a deed of transfer in the form attached hereto as Exhibit II (the “Transfer Deed”). The duly executed Transfer Deed should promptly be issued to the Company to enable the Company to register the transfer in the warrant registry. Any transfer of Warrant Shares issued upon the exercise of Warrants shall be subject to the Articles and, if applicable, the Shareholders Agreements and the transfer restrictions set out therein for transfer of shares.

SECTION 11.                  MISCELLANEOUS.

(a)                                Effective Date.  The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.

(b)                                Remedies. The Parties waive their rights to (a) rescind or to seek to rescind (ontbinden) the Agreement, including, without limitation, the rights and defences contemplated by section 6:265 of the Dutch Civil Code performed under or pursuant to the Agreement, (b) suspend (opschorten) any of its obligations under this Agreement pursuant to section 6:52, 6:262 or 6:263 of the Dutch Civil Code or on any other ground and (ii) nullify (vernietigen) this Agreement pursuant to section 6:228 of the Dutch Civil Code or on any other ground.

(c)                                 Severability.  In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(d)                                Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention:  Chief Legal Officer and Manuel Henriquez

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

USA

Facsimile:  650-473-9194

Telephone:  650-289-3060

(i)                                     If to the Company:

UNIQURE B.V.

Attention: Chief Financial Officer

Meibergdreef 61

1105 BA Amsterdam

The Netherlands

Facsimile:

Telephone:

or to such other address as each party may designate for itself by like notice.

(e)                                 Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Lender’s proposal letter dated April 18, 2013).  None of the terms of this Agreement may be amended except by a written instrument executed by each of the parties hereto.

(f)                                  Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(g)                                 Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement.

(h)                                No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(i)                                    No Waiver.  No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(j)                                   Survival.  All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(k)                                Governing Law.  This Agreement is governed by Dutch law.

(l)                                    Enforcement. The courts (rechtbank) of Amsterdam, The Netherlands, subject to ordinary appeal (hoger beroep) and final appeal (cassatie), shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) and, for such purposes, each of the Parties hereto irrevocably submits to the exclusive jurisdiction of such courts.

(m)                            Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(n)                                Language. The official language of this Agreement and of all notices and other communications by a party or between the parties hereunder shall be in English.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	UNIQURE B.V.

	By:	/s/PJ Morgan
	Name:	PJ Morgan
	Title:	CFO

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH
CAPITAL, INC.

	By:	/s/K. Nicholas Martitsch
	Name:	K. Nicholas Martitsch
	Title:	Associate General Counsel

SOLELY FOR PURPOSES OF SECTION 4 (b):
UNIQURE BIOPHARMA B.V.

	By:	/s/PJ Morgan
	Name:	PJ Morgan
	Title:	CFO

EXHIBIT  I

NOTICE OF EXERCISE

To:                             [                                                        ]

(1)         This is a Warrant notice of exercise, Terms defined in the warrant agreement dated the [         ] day of [          ,           ] (the “Agreement”) between [                                     ] and the Warrantholder (“Agreement”) shall have the same meaning in this exercise notice unless otherwise defined herein.

(2)         The undersigned Warrantholder hereby exercises [                  ] Warrants, pursuant to the terms of the Agreement, which gives us the right to acquire [*] Warrant Shares upon payment of the Subscription Price.

(2)                                 Please notify us within three Business Days when the deed of issue relating to the Warrant Shares to be issued will be executed and, if applicable, which notary will execute such deed of issue.

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH
CAPITAL, INC.

By:
Name:
Title:
Date:

EXHIBIT II

TRANSFER DEED

(To transfer the foregoing Agreement execute this form and supply required information.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred to

(Please Print)

whose address is

Dated:
Warrantholder’s Signature:
Warrantholder’s Address:

Dated:
Transferee’s Signature:
Transferee’s Address: